Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS 27% INCREASE IN QUARTERLY EARNINGS
LOANS REACH $1 BILLION MILESTONE

GLADSTONE, N.J.—(BUSINESS WIRE)—August 1, 2008 – Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.6 million for the second quarter of 2008, an increase of $766 thousand or 27.2 percent over the second quarter of 2007.  Diluted earnings per share for the second quarter were $0.43, as compared to $0.33 reported in the same quarter of 2007.  The annualized return on average assets was 1.05 percent for the second quarter of 2008 as compared to 0.86 percent for the first quarter of 2007.  The annualized return on average equity was 13.52 percent and 10.57 percent for the second quarters of 2008 and 2007, respectively.

Frank A. Kissel, Chairman and CEO, stated, “We are especially pleased with these results during this very difficult period as our nation experiences a severe credit and housing crisis and challenging financial markets.  The Corporation experienced several positive developments during the second quarter including:

•	Total loans surpassed the $1 billion mark for the first time in our history, increasing $105.5 million or 11.7 percent from June 30, 2007.

•
Net interest margin was 3.63 percent in the second quarter of 2008, an increase of 77 basis points as compared to the same quarter of 2007 and an increase of 29 basis points as compared to the first quarter of 2008.

•	We opened a full-service branch on Route 22 in the Kings Shopping Center in Whitehouse Station.

EARNINGS

Net Interest Income

In the second quarter of 2008, net interest income, on a fully tax-equivalent basis,  was $11.7 million, an increase of $2.8 million or 31.6 percent from the second quarter last year and an increase of $939 thousand or 8.7 percent over the first quarter of 2008.  On a fully tax-equivalent basis, the net interest margin, was 3.63 percent for the second quarter of 2008 as compared to 2.86 percent for the same period last year and 3.34 percent for the first quarter of 2008.  Market rates have declined as the Federal Reserve Board lowered the federal funds target rate this year, which lowered the cost of funds.

The yield on earning assets declined 27 basis points to 5.55 percent for the second quarter of 2008 from 5.82 percent for the second quarter of 2007 as several asset categories repriced lower with the lowering of the Federal Funds rate.  The cost of interest-bearing liabilities declined 129 basis points to 2.38 percent in the second quarter of 2008 from 3.67 percent in the same quarter of 2007.  The cost of interest-bearing liabilities also declined 60 basis points from 2.98 percent in the first quarter of 2008.

Loans

Loans averaged $992.0 million in the second quarter of 2008, an increase of $101.1 million or 11.3 percent over the second quarter of 2007.  The average commercial mortgage portfolio grew $69.0 million or 37.7 percent and the average commercial loan portfolio grew $26.3 million or 23.3 percent.  During the past year, the Corporation has been gradually changing the total loan mix toward higher yielding commercial and construction loans, while maintaining its conservative underwriting requirements.  Yields on loans declined by 33 basis points to 5.77 percent for the second quarter of 2008 when compared to the same period of 2007 due to competitive pressure and lower market rates experienced in the second quarter of 2008.

Investments

Average investments declined $42.9 million for the second quarter of 2008 when compared to the same quarter of 2007 and yields on investments decreased 14 basis points to 4.95 percent over the same period.  In 2007 and for the first six months of 2008, the Corporation followed a strategy of investing the proceeds of maturing and sold securities into higher yielding loans.  Securities include pooled trust preferred securities, principally issued by banks, with an amortized cost of $67.1 million and a fair value of $48.4 million at June 30, 2008.
These securities have been classified in the available-for-sale portfolio since their purchase and are performing in accordance with contractual terms.  The Corporation has the ability and intent to hold these securities until maturity and, accordingly, transferred the securities to the held-to-maturity portfolio in July of 2008.

Given the challenging environment for many banks in the United States, there has been an increase in payment deferrals by issuers of trust preferred securities and a steady decline in the fair value of these securities.  At June 30, 2008, the trust preferred securities had an investment grade rating of Baa or better.  The rating agencies have recently placed a number of these securities on credit watch while they evaluate the current rating for possible downgrade.  At June 30, 2008, Management does not believe an adverse change in the cash flows of the underlying securities has occurred and, therefore, has not recorded a charge for other-than-temporary impairment.  The Corporation will continue to evaluate these securities in the future.

Deposits

Average deposits totaled $1.19 billion, an increase of $19.2 million or 1.6 percent, from the second quarter of 2007, while average rates paid on interest-bearing deposits declined 133 basis points to 2.34 percent as compared to 3.67 percent for the same quarter of 2007.  In the second quarter of 2008, average non-interest bearing demand deposits increased $8.5 million or 4.5 percent to $198.9 million, from the same quarter in 2007.  Average money markets rose $22.7 million or 6.1 percent from the second quarter in 2007, totaling $394.3 million in the second quarter of 2008.  Average certificates of deposit declined $5.8 million or 1.4 percent due to competitive pressure on rates and the maturity of certificates offered at a special rate for the grand opening of the Summit Branch.  Yields on money market products averaged 1.87 percent, while certificates of deposit yields averaged 3.67 percent for the second quarter of 2008.

Borrowings

Average borrowings increased by $22.8 million to $46.0 million in the second quarter of 2008, from $23.2 million in the same quarter of 2007 and were used to supplement funding for loans.  Although overnight rates have declined since the second quarter of 2007, interest expense on borrowings has increased due to the increase in average overnight borrowings to $5.5 million in the second quarter of 2008.

The Federal Reserve Board reduced the fed funds target rate 225 basis points in the first six months of 2008 from 4.25 percent to 2.00 percent, which has contributed to the decline in the overall cost of funds.

Other Income

Other income totaled $1.0 million for the second quarter of 2008, as compared to $1.1 million for the same quarter of 2007, a decline of $105 thousand, or 9.5 percent.  The Corporation closed the New Vernon Branch this quarter resulting in a loss on disposal of fixed assets of $82 thousand.  In the first quarter of 2008, the Bank invested an additional $5 million in Bank Owned Life Insurance and, in the second quarter of 2008, realized additional income of $83 thousand over the same quarter of last year.

In the second quarter of 2008 and 2007, the Corporation recognized net securities gains of $69 thousand and $220 thousand, respectively.

PGB Trust and Investments

In the second quarter of 2008, PGB Trust and Investments generated $2.7 million in fee income, an increase of $206 thousand or 8.4 percent over the second quarter of 2007.  The increase reflects higher levels of overall business and higher estate fees.

Other Expenses

In the second quarter of 2008, other expense rose $1.1 million to $9.1 million when compared to $8.0 million reported in the same period of 2007.  Salary and benefit expense increased by $473 thousand to $4.8 million, primarily due to additions to professional staff, new branch personnel and higher group health insurance.  In addition, the Corporation recorded $82 thousand in stock-based compensation expense in the second quarter of 2008 as compared to $53 thousand in the same quarter of 2007.

For the second quarter of 2008, premises and equipment expense was $2.1 million, increasing $360 thousand or 20.6 percent from the year ago period, primarily due to the addition of the Summit and Green Village Branches.  Stationery and supplies and telephone expense also rose due to the addition of new branches, totaling $132 thousand, an increase of $15 thousand or 12.8 percent and $117 thousand, an increase of $12 thousand or 11.4 percent, respectively.  Advertising expenses were $280 thousand for the second quarter of 2008 as compared to $401 thousand for the same quarter in 2007.

ASSET QUALITY

Non-performing loans and other real estate owned totaled $5.2 million or 0.38 percent of total assets at June 30, 2008 as compared to $5.9 million or 0.45 percent of total assets at June 30, 2007.  While we have been successful in growing the commercial business, our conservative underwriting requirements remain unchanged.

The allowance for loan losses was $8.3 million or 0.82 percent of total loans at June 30, 2008 as compared to $7.0 million or 0.78 percent of total loans at June 30, 2007.  Net charge-offs of $71 thousand were recorded in the second quarter of 2008 while there were no charge-offs or recoveries recorded in the same quarter of 2007.

The provision for loan losses during the second quarter of 2008 was $590 thousand as compared to $100 thousand for the same quarter of 2007.  The higher provision reflects the increased percentage of commercial credits in relation to the entire loan portfolio.  In addition, Management has determined that a higher provision is prudent because of continued weakness in the housing markets.

Peapack-Gladstone Bank has no sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in its loan portfolios.

CAPITAL

At June 30, 2008, total shareholders’ equity was $102.4 million.  The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at June 30, 2008 were 8.59 percent, 12.18 percent and 13.05 percent, respectively.

The Corporation repurchased 2,848 of its common shares during the second quarter of 2008 under its stock buy back program.  A total of 107,548 shares have been repurchased since the program was originally announced in April 2005 and 42,452 shares are eligible to be repurchased under the program in the future.  The Board of Directors authorized another extension of the stock buyback program for an additional twelve months to April 15, 2009.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.4 billion as of June 30, 2008.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions.  These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms.  Actual results may differ materially from such forward-looking statements.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the effectiveness of its balance sheet restructuring initiative, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, failure to grow business, inability to manage growth in commercial loans, unexpected loan prepayment volume, unanticipated exposure to credit risks, insufficient allowance for loan losses, competition from other financial institutions, adverse effects of government regulation or different than anticipated effects from existing regulations, decline in the levels of loan quality and origination volume, decline in trust assets or deposits, and unexpected classification of securities to other-than-temporary impaired status.  Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
Income Statement Data:
Interest Income	$17,612	$17,895	$35,957	$35,189
Interest Expense	6,195	9,225	14,026	18,195
Net Interest Income	11,417	8,670	21,931	16,994
Provision For Loan Losses	590	100	1,020	225
Net Interest Income After
Provision For Loan Losses	10,827	8,570	20,911	16,769
Trust Fees	2,665	2,459	5,150	4,601
Other Income	927	881	1,861	1,765
Securities Gains	69	220	379	382
Other Expenses	9,129	8,019	17,738	15,577
Income Before Income Taxes	5,359	4,111	10,563	7,940
Income Tax Expense	1,780	1,298	3,521	2,435
Net Income	$3,579	$2,813	$7,042	$5,505

Balance Sheet Data:
Total Assets			$1,357,659	$1,314,324
Federal Funds Sold and
Short-Term Investments			2,346	24,466
Securities Held To Maturity			40,277	49,732
Securities Available For Sale			218,420	267,486
Loans			1,007,845	902,364
Allowance For Loan Losses			8,295	6,994
Deposits			1,178,684	1,173,554
Borrowings			65,357	23,073
Shareholders’ Equity			102,409	106,148

Trust Division Assets under
Management (Market
Value, Not Included
Above)			$1,913,014	$2,021,898

Performance Ratios:
Return on Average Assets	1.05%	0.86%	1.04%	0.85%
Return on Average Equity	13.52	10.57	13.16	10.43

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Six Months
	Ended		Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Interest Margin
(Taxable Equivalent Basis)	3.63%	2.86%	3.48%	2.84%

Asset Quality:
Loans past due over 90 days
And Still Accruing			$-	$237
Non-Accrual Loans			3,611	5,674
Other Real Estate Owned			1,564	-
Net (Charge-Offs)/Recoveries	(71)	-	(225)	1

Asset Quality Ratios:
Allowance to Total Loans			0.82%	0.78%
Non-Performing Assets to
Total Assets			0.38	0.45
Non-Performing Loans to
Total Loans			0.36	0.66

Per Share Data:
Earnings Per Share (Basic)	$0.43	$0.34	$0.85	$0.67
Earnings Per Share (Diluted)	0.43	0.33	0.84	0.65
Book Value Per Share			12.34	12.77
Dividends Per Share			0.32	0.30

Capital Adequacy:
Tier I Leverage			8.59%	8.42%
Tier I Capital to Risk-
Weighted Assets			12.18	15.43
Tier I & II Capital to
Risk-Weighted Assets			13.05	16.42

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2008			June 30, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$226,594	$2,703	4.77%	$271,494	$3,435	5.06%
Tax-Exempt (1) (2)	58,617	828	5.65	56,597	740	5.23
Loans (2) (3)	992,032	14,309	5.77	890,939	13,590	6.10
Federal Funds Sold	849	5	2.15	26,935	357	5.30
Interest-Earning Deposits	14,406	76	2.10	718	10	5.77
Total Interest-Earning
Assets	1,292,498	$17,921	5.55%	1,246,683	$18,132	5.82%
Noninterest-Earning Assets:
Cash and Due from Banks	20,731			22,727
Allowance for Loan
Losses	(7,771)			(6,896)
Premises and Equipment	26,484			25,121
Other Assets	25,984			26,851
Total Noninterest-Earning
Assets	65,428			67,803
Total Assets	$1,357,926			$1,314,486

LIABILITIES:
Interest-Bearing Deposits
Checking	$136,649	$214	0.63%	$138,530	303	0.87%
Money Markets	394,267	1,848	1.87	371,605	3,669	3.95
Savings	65,993	100	0.61	70,232	122	0.69
Certificates of Deposit	396,969	3,642	3.67	402,787	4,927	4.89
Total Interest-Bearing
Deposits	993,878	5,804	2.34	983,154	9,021	3.67
Borrowings	45,975	391	3.40	23,224	204	3.51
Total Interest-Bearing
Liabilities	1,039,853	6,195	2.38	1,006,378	9,225	3.67
Noninterest Bearing
Liabilities
Demand Deposits	198,924			190,432
Accrued Expenses and
Other Liabilities	13,227			11,235
Total Noninterest-Bearing
Liabilities	212,151			201,667
Shareholders’ Equity	105,922			106,441
Total Liabilities and
Shareholders’ Equity	$1,357,926			$1,314,486
Net Interest Income		$11,726			8,907
Net Interest Spread			3.17%			2.15%
Net Interest Margin (4)			3.63%			2.86%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2008			March 31, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$226,594	$2,703	4.77%	$231,715	$2,983	5.15%
Tax-Exempt (1) (2)	58,617	828	5.65	56,821	776	5.46
Loans (2) (3)	992,032	14,309	5.77	982,625	14,704	5.99
Federal Funds Sold	849	5	2.15	13,153	107	3.26
Interest-Earning Deposits	14,406	76	2.10	7,819	48	2.45
Total Interest-Earning
Assets	1,292,498	17,921	5.55%	1,292,133	$18,618	5.76%
Noninterest-Earning Assets:
Cash and Due from Banks	20,731			20,809
Allowance for Loan
Losses	(7,771)			(7,463)
Premises and Equipment	26,484			26,473
Other Assets	25,984			28,436
Total Noninterest-Earning
Assets	65,428			68,255
Total Assets	$1,357,926			$1,360,388

LIABILITIES:
Interest-Bearing Deposits
Checking	$136,649	$214	0.63%	$136,440	$210	0.62%
Money Markets	394,267	1,848	1.87	406,070	2,649	2.61
Savings	65,993	100	0.61	64,753	99	0.61
Certificates of Deposit	396,969	3,642	3.67	403,912	4,503	4.46
Total Interest-Bearing
Deposits	993,878	5,804	2.34	1,011,175	7,461	2.95
Borrowings	45,975	391	3.40	41,014	370	3.61
Total Interest-Bearing
Liabilities	1,039,853	6,195	2.38	1,052,189	7,831	2.98
Noninterest Bearing
Liabilities
Demand Deposits	198,924			185,818
Accrued Expenses and
Other Liabilities	13,227			14,267
Total Noninterest-Bearing
Liabilities	212,151			200,085
Shareholders’ Equity	105,922			108,114
Total Liabilities and
Shareholders’ Equity	$1,357,926			$1,360,388
Net Interest Income		$11,726			$10,787
Net Interest Spread			3.17%			2.78%
Net Interest Margin (4)			3.63%			3.34%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2008			June 30, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$229,155	$5,686	4.96%	$276,786	$6,944	5.02%
Tax-Exempt (1) (2)	57,719	1,603	5.56	56,549	1,479	5.23
Loans (2) (3)	987,328	29,014	5.88	880,978	26,783	6.08
Federal Funds Sold	7,001	112	3.19	16,468	436	5.30
Interest-Earning Deposits	11,113	124	2.22	807	21	5.36
Total Interest-Earning
Assets	1,292,316	36,539	5.65%	1,231,588	$35,663	5.79%
Noninterest-Earning Assets:
Cash and Due from Banks	20,770			22,926
Allowance for Loan
Losses	(7,617)			(6,833)
Premises and Equipment	26,478			24,765
Other Assets	27,210			26,748
Total Noninterest-Earning
Assets	66,841			67,606
Total Assets	$1,359,157			$1,299,194

LIABILITIES:
Interest-Bearing Deposits
Checking	$136,544	$424	0.62%	$137,740	$585	0.85%
Money Markets	400,168	4,497	2.25	374,825	7,506	4.01
Savings	65,373	199	0.61	71,397	246	0.69
Certificates of Deposit	400,441	8,145	4.07	387,618	9,391	4.85
Total Interest-Bearing
Deposits	1,002,526	13,265	2.65	971,580	17,728	3.65
Borrowings	43,495	761	3.50	25,564	467	3.65
Total Interest-Bearing
Liabilities	1,046,021	14,026	2.68	997,144	18,195	3.65
Noninterest Bearing
Liabilities
Demand Deposits	192,371			185,368
Accrued Expenses and
Other Liabilities	13,747			11,101
Total Noninterest-Bearing
Liabilities	206,118			196,469
Shareholders’ Equity	107,018			105,581
Total Liabilities and
Shareholders’ Equity	$1,359,157			$1,299,194
Net Interest Income		$22,513			$17,468
Net Interest Spread			2.97%			2.14%
Net Interest Margin (4)			3.48%			2.84%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include non-accrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.